Filed Pursuant to Rule 424(b)(5)
Registration No. 333-241031

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common stock, par value $.01 per share	6,000,000	$171.41	$1,028,460,000.00	$112,204.99

(1)	Calculated in accordance with Rule 457(c) and based on the average of the high and low prices per share of the common stock on May 10, 2021, as quoted on the New York Stock Exchange.
(2)

This filing fee is calculated and being paid pursuant to Rule 456(b) and Rule 457(r) and relates to the Registration Statement on Form S-3 (File No. 333-241031) filed by Pioneer Natural Resources Company on August 5, 2020.

PROSPECTUS SUPPLEMENT

(To prospectus dated August 5, 2020)

6,000,000 Shares

Pioneer Natural Resources Company

Common Stock

The selling stockholders identified in this prospectus supplement (the “Selling Stockholders”) are offering 6,000,000 shares of common stock, $0.01 par value per share, of Pioneer Natural Resources Company. We will not receive any proceeds from the sale of any shares of common stock by the Selling Stockholders.

Our common stock is listed on the New York Stock Exchange under the symbol “PXD.” On May 7, 2021, the last sales price of our common stock as reported on the New York Stock Exchange was $167.83 per share.

The underwriters have agreed to purchase the shares from the Selling Stockholders at the price of $159.75 per share, resulting in aggregate proceeds of $958.5 million to the Selling Stockholders before expenses. The underwriters may offer the shares of our common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market or through negotiated transactions at prevailing market prices or at negotiated prices. See “Underwriting.”

Investing in our common stock involves risks. See “Risk Factors” on page S-4 of this prospectus supplement, as well as those contained in any accompanying prospectus and the documents incorporated by reference herein or therein, for a discussion of factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on or about May 13, 2021.

Goldman Sachs & Co. LLC	J.P. Morgan

The date of this Prospectus Supplement is May 10, 2021.

Prospectus Supplement

Prospectus

The underwriters expect to deliver the shares of common stock against payment for the shares of common stock on or about the date specified on the cover page of this prospectus supplement, which will be the third business day following the date of the pricing of the shares of common stock. Under Rule 15c6-1 of the Exchange Act (as defined below), trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of common stock on the date of pricing will be required, by virtue of the fact that the shares of common stock initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information provided in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we may authorize to be delivered to you or to which we have referred you. None of us, the Selling Stockholders or the underwriters has authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. The information in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may authorize to be delivered to you may only be accurate as of the respective dates thereof. Our business, financial condition and results of operations may have changed since then.

We provide information to you about this offering of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should carefully read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus, before you invest. These documents contain information you should consider before making your investment decision.

Unless the context otherwise requires or we indicate otherwise, all references to “we,” “us,” “our” or “Pioneer” in this prospectus mean Pioneer Natural Resources Company and its consolidated subsidiaries.

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference. It does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein for a more complete understanding of our business and this offering. Please read the section entitled “Risk Factors” commencing on page S-4 of this prospectus supplement and additional information contained in our Annual Report on Form 10-K for the year ended December 31, 2020 (our “2020 Annual Report”) and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which are incorporated by reference in this prospectus supplement, for more information about important factors you should consider before investing in our common stock in this offering.

Our Company

We are a large independent oil and gas exploration and production company that explores for, develops and produces oil, natural gas liquids and gas within the United States, with operations in the Permian Basin in West Texas.

Our executive offices are located at 777 Hidden Ridge, Irving, Texas 75038, telephone number: (972) 444-9001. We also maintain an office in Midland, Texas, and field offices in our areas of operation. Our website is www.pxd.com. The information contained in our website is not part of this prospectus supplement or the accompanying prospectus.

Recent Developments

On May 4, 2021, we completed the acquisition of all of the outstanding membership interests in Double Eagle III Midco 1 LLC (“Double Eagle”) from Double Eagle III Midco 2, LLC (the “Seller”), an indirect wholly owned subsidiary of DoublePoint Energy, LLC. Pursuant to the terms of a Membership Interest Purchase Agreement dated April 1, 2021 (as amended to date, the “Double Eagle Agreement”), the Seller sold to us all of the outstanding membership interests of Double Eagle for approximately $1.0 billion in cash, subject to customary adjustments, and 27,187,500 shares of our common stock (the “Transaction”). The Selling Stockholders are the direct and indirect recipients of the share consideration issued at closing of the Transaction.

THE OFFERING

Selling Stockholders	Double Eagle Energy Holdings III LLC and Q-FPP (VII) Subsidiary, LLC

Shares of our common stock offered by the Selling Stockholders	6,000,000 shares

Shares of our common stock outstanding as of May 6, 2021(1)	243,952,401 shares

Use of proceeds	All shares of common stock sold pursuant to this prospectus supplement will be sold by the Selling Stockholders. We will not receive any of the proceeds from such sales.

We will pay all expenses in connection with the offering of the shares of our common stock to be offered by the Selling Stockholders under this prospectus supplement, except that the Selling Stockholders will pay any underwriting fees, discounts, selling commissions, marketing costs, expenses of their counsel and certain transfer taxes incurred by them in connection with such sales.

Dividend Policy	During the year ended December 31, 2020, our board of directors declared dividends of $2.20 per common share, compared to dividends declared of $1.20 per common share during the year ended December 31, 2019. We paid aggregate dividends of $346 million during 2020 and $127 million during 2019. Future dividends are at the discretion of our board of directors, and, if declared, the board of directors may change the dividend amount based on our liquidity and capital resources at the time.

Risk Factors	In evaluating an investment in our common stock, prospective investors should carefully consider, along with the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, the specific factors set forth under “Risk Factors” for risks involved with an investment in our common stock.

New York Stock Exchange symbol	PXD

(1)	Excludes:

•

1,388,927 shares of our common stock potentially issuable as of March 31, 2021, pursuant to awards held by our directors, officers and employees under our stock-based compensation plans, excluding amounts that may be issued under our Employee Stock Purchase Plan that is not determinable until August 31 of each year;

•	1,402,998 shares of our common stock available for future issuance under our stock-based compensation plans as of March 31, 2021.

•	15,661,971 shares of our common stock reserved for issuance in connection with our 0.250% convertible senior notes due 2025.

RISK FACTORS

An investment in our common stock involves risk. You should consider carefully the risks discussed below as well as those described under “Risk Factors” beginning on page 3 of the accompanying prospectus and in the documents we have incorporated by reference herein, including our 2020 Annual Report and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, before making a decision whether to invest in our common stock. If any of the described risks actually were to occur, our business, financial condition or results of operations could be affected materially and adversely. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to this Offering and Our Common Stock

The market price of our common stock has fluctuated substantially in the past and is likely to fluctuate in the future.

The market price of our common stock has historically varied greatly. For example, during the period beginning on March 18, 2020, and ending on May 5, 2021, our common stock has traded as high as $169.27 and as low as $48.62 per share. The market price of our common stock is likely to continue to be volatile because of numerous factors, including:

•	changes in domestic and worldwide supply of and demand for oil, natural gas liquids and gas;

•

the extent of the impact of the novel strain of the coronavirus (“COVID-19”) and the COVID-19 pandemic, including the duration, spread, severity, and any recurrence, of the COVID-19 pandemic, the duration and scope of related government orders and restrictions, and the extent of the impact of the COVID-19 pandemic on overall demand for oil, natural gas liquids and gas;

•	quarterly fluctuations in our operating results and those of our competitors;

•	changes in stock market analysts’ estimates of our future performance and the future performance of our competitors;

•	credit events and perceived problems in the credit markets;

•	sales of a high volume of shares of our common stock by our stockholders;

•	additions or departures of key management personnel;

•	events affecting other companies that the market deems comparable to us;

•	speculation in the press or investment community;

•	general conditions in the industries in which we operate;

•	general economic conditions in the United States and other countries, including fluctuations in commodity prices;

•	domestic and international economic, legal and regulatory factors unrelated to our performance; and

•

the realization of any risks described in this “Risk Factors” section or in the “Risk Factors” section in our 2020 Annual Report, our Quarterly Report on Form 10-Q for the Quarter ended March 31, 2021 or any subsequent Quarterly Report on Form 10-Q.

Volatility of our common stock may make it difficult for you to resell shares of our common stock when you want or at attractive prices.

Although our board of directors has declared semiannual dividends on our common stock in recent years, we may not pay cash dividends in the future.

Although we have paid cash dividends on our common stock in the past, our board of directors may not declare dividends in the future or may reduce the amount of dividends paid in the future. Any payment of future dividends will be at the discretion of our board of directors and will depend on our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends, and other considerations that our board of directors deems relevant.

Some provisions of our charter documents and Delaware law may inhibit a takeover, which could limit the price investors might be willing to pay in the future for our common stock.

Some provisions in our certificate of incorporation and bylaws may have the effect of delaying, discouraging or preventing an acquisition of our company or a merger in which we are not the surviving company and may otherwise prevent or slow changes in our board of directors and management. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits business combinations between us and one or more significant stockholders unless specified conditions are met. These provisions could discourage an acquisition of our company or other change in control transaction, whether or not it is desired or beneficial to our stockholders, and thereby negatively affect the price that investors might be willing to pay in the future for our common stock.

Our bylaws provide, to the fullest extent permitted by law, that the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) will be the exclusive forum for certain legal actions between us and our stockholders and that the federal district courts of the United States shall be the sole and exclusive forum for the resolution of causes of action arising under the Securities Act of 1933. These provisions could increase costs to bring a claim, discourage claims or limit the ability of our stockholders to bring a claim in a judicial forum viewed by the stockholders as more favorable for disputes with us or our directors, officers or other employees.

Our bylaws provide to the fullest extent permitted by law that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, other employees or agents or stockholders to us or our stockholders, (c) any action against us arising pursuant to any provision of the Delaware General Corporation Law or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (d) any action against us or any of our directors, officers, other employees or agents asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or our bylaws. Our bylaws also provided that the federal district courts of the United States shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Although our bylaws provide for an exclusive forum for causes of action under the Securities Act of 1933, our stockholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder. The choice of forum provisions may increase costs to bring a claim, discourage claims or limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us or our directors, officers and other employees. Alternatively, if a court were to find the choice of forum provision contained in our bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.

There may be future dilution of our common stock, which could adversely affect the market price of our common stock.

We are not restricted from issuing additional shares of our common stock. In the future, we may issue shares of our common stock to raise cash for future drilling activities or acquisitions. We may also acquire interests in other companies by using a combination of cash and our common stock or just our common stock. We may also issue securities convertible into, or exchangeable for, or that represent the right to receive, our common stock. Any of these events may dilute your ownership interest in our company, reduce our earnings per share and have an adverse effect on the price of our common stock. In addition, sales of a substantial amount of our common stock in the public market, or the perception that these sales may occur, could reduce the market price of our common stock.

Risks Related to Our Business

In addition to the risks set forth in this prospectus supplement, our business is subject to numerous risks and uncertainties that could materially affect our business, financial condition or future results. These risks are discussed in our annual and quarterly reports and other documents we file with the SEC. You should carefully consider these risks before investing in our common stock. See “Where You Can Find More Information.”

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. The forward-looking statements speak only as of the date made, and we undertake no obligation to update such forward-looking statements. These forward-looking statements may be identified by the use of the words “believe,” “plan,” “expect,” “anticipate,” “forecast,” “target,” “intend,” “continue,” “may,” “will,” “could,” “should,” “contemplate,” “would,” “future,” “potential,” “estimate” and similar expressions that contemplate future events. These statements appear in a number of places in this prospectus supplement and the documents we incorporate by reference. All statements other than statements of historical fact included or incorporated in this prospectus supplement or the accompanying prospectus, including statements regarding our expected financial position, business strategy, production and reserve growth and other plans and objectives for our future operations, are forward-looking statements.

Although we believe that such forward-looking statements are based on reasonable assumptions, we give no assurance that our expectations will in fact occur. Important factors could cause actual results to differ materially from those in the forward-looking statements, including factors identified in our periodic and current reports incorporated in this prospectus supplement and the accompanying prospectus by reference. Forward-looking statements are subject to risks and uncertainties and include information concerning general economic and global conditions; possible or assumed future results of operations; estimates of oil and gas production; proved reserves and certain operating and financial results; drilling plans; future cash flows; anticipated capital expenditures; the level of future expenditures for environmental costs; and the strategies, plans and objectives of management.

All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

USE OF PROCEEDS

All shares of common stock sold pursuant to this prospectus supplement will be sold by the Selling Stockholders. We will not receive any of the proceeds from such sales.

We will pay all expenses in connection with the offering of the shares of our common stock to be offered by the Selling Stockholders under this prospectus supplement, except that the Selling Stockholders will pay any underwriting fees, discounts, selling commissions, marketing costs, expenses of their counsel and certain transfer taxes incurred by them in connection with such sales.

DIVIDEND POLICY

During the year ended December 31, 2020, our board of directors declared dividends of $2.20 per common share, compared to dividends declared of $1.20 per common share during the year ended December 31, 2019. We paid aggregate dividends of $346 million during 2020 and $127 million during 2019. Future dividends are at the discretion of our board of directors, and, if declared, the board of directors may change the dividend amount based on our liquidity and capital resources at the time.

SELLING STOCKHOLDERS

6,000,000 shares of our common stock are being offered by this prospectus supplement by and for the account of the Selling Stockholders. The shares of common stock offered hereby were issued by us as part of the purchase price in the Transaction.

We have prepared the following table based on information given to us by, or on behalf of, the Selling Stockholders on or before the date hereof with respect to the beneficial ownership of the shares of our common stock held by the Selling Stockholders as of May 6, 2021. We have not independently verified this information. To our knowledge, the Selling Stockholders do not have and within the past three years have not had, any position, office or other material relationship with us or any of our affiliates, except that the Selling Stockholders may have or may have had commercial arrangements with us in the ordinary course of business. To our knowledge, the Selling Stockholders are not broker-dealers.

The percentage of common stock owned by the Selling Stockholders, both before and after the offering, is based on 243,952,401 shares of common stock outstanding as of May 6, 2021. Information with respect to shares beneficially owned after the offering assumes the sale of all the shares offered and no other purchases or sales of common stock.

	Shares of Common Stock Beneficially Owned Prior to Offering			Shares of Common Stock Beneficially Owned After Offering
	Number of Shares	Percent of Outstanding Shares	Number of Shares Being Offered	Number of Shares	Percent of Outstanding Shares
Selling Stockholders
Double Eagle Energy Holdings III LLC (1)	17,062,500	7.0%	3,848,007	13,214,493	5.4%
Q-FPP (VII) Subsidiary, LLC (2)	8,493,590	3.5%	2,151,993	6,341,597	2.6%

*	Less than 1%.
(1)

Includes 1,875,000 shares held in escrow pursuant to an escrow agreement between Double Eagle III Midco 2 LLC, Pioneer Natural Resources USA, Inc., Pioneer Natural Resources Company and Continental Stock Transfer & Trust Company. If and when released from escrow, the shares are expected to be distributed 60% to Double Eagle Energy Holdings III LLC and 40% to FourPoint Permian, LLC (or their respective designees).

ANRP II Double Eagle Holdings III, L.P. and AP VIII Double Eagle Holdings III, L.P. are Series A Members of Double Eagle Energy Holdings III, LLC.

ANRP II Double Eagle Holdings III, L.P. is a Delaware limited partnership. Its general partner is Apollo ANRP Advisors II (APO DC), L.P., a Cayman Islands limited partnership. Apollo ANRP Advisors II (APO DC), L.P.’s general partner is Apollo ANRP Advisors II (APO DC-GP), LLC, a Delaware limited liability company. Apollo ANRP Advisors II (APO DC-GP), LLC’s sole member is APH Holdings (DC), L.P, a Cayman Islands limited partnership. APH Holdings (DC), L.P.’s general partner is Apollo Principal Holdings IV GP, Ltd., a Cayman Islands limited company.

AP VIII Double Eagle Holdings III, L.P. is a Delaware limited partnership. Its general partner is Apollo Advisors VIII (APO DC), L.P., a Cayman Islands limited partnership. Apollo Advisors VIII (APO DC), L.P.’s general partner is Apollo Advisors VIII (APO DC-GP), LLC, a Delaware limited liability company. Apollo Advisors VIII (APO DC-GP), LLC’s sole member is APH Holdings (DC), L.P, a Cayman Islands limited partnership. APH Holdings (DC), L.P.’s general partner is Apollo Principal Holdings IV GP, Ltd., a Cayman Islands limited company.

Scott Kleinman, Joshua Harris, Marc Rowan and James Zelter are the directors of Apollo Principal Holdings IV GP, Ltd. The business address of Double Eagle Energy Holdings III LLC is 3724 Hulen Street, Fort Worth, Texas 76107. The business address of ANRP II Double Eagle Holdings III, L.P. and AP VIII Double Eagle Holdings III, L.P. is One Manhattanville Road, Suite 201, Purchase, New York 10577.

(2)

Q-FPP (VII) Investment Partners, LLC (“Q-FPP”), a Delaware limited liability company, is the sole manager of Q-FPP (VII) Subsidiary, LLC (“Q-FPP Sub”) and as such has the sole voting and dispositive power over the securities held by Q-FPP Sub and therefore, may be deemed to be the beneficial owner of these securities. QEM VII, LLC (“QEM VII”) is the managing member of Q-FPP and therefore, QEM VII and Q-FPP may also be deemed to share voting and dispositive power over these securities and QEM VII may also be deemed to be the beneficial owner of these securities. Any decision taken by QEM VII to direct the vote and to direct the disposition of the securities held by Q-FPP Sub has to be approved by a majority of the members of the QEM VII investment committee, which majority must include S. Wil VanLoh, Jr. and Dheeraj Verma. Therefore, Messrs. VanLoh and Verma may be deemed to share voting and dispositive power over these securities and may also be deemed to be the beneficial owner of these securities. Furthermore, Mr. VanLoh may be deemed to beneficially own an additional 7,292,663 shares held by affiliates of Q-FPP Sub prior to the Transaction, which are not offered hereby. Each of Messrs. VanLoh and Verma and Q-FPP and QEM VII disclaims beneficial ownership of such securities in excess of his or its pecuniary interest in the securities. The principal address of each of Q-FPP, Q-FPP Sub, QEM VII and Messrs. VanLoh and Verma is 800 Capitol Street, Suite 3600, Houston, TX 77002.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our common stock by a non-U.S. holder (as defined below) that holds our common stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This summary is based on the provisions of the Code, U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the impact of the Medicare surtax on certain net investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

•	dealers in securities or foreign currencies;

•	persons whose functional currency is not the U.S. dollar;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•

persons that hold our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction; and

•	certain former citizens or long-term residents of the United States.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is not for U.S. federal income tax purposes a partnership or any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our common stock should consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our common stock by such partnership.

Distributions

Distributions of cash or other property on our common stock, if any, will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. See “—Gain on Sale or Other Taxable Disposition of Common Stock.” Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our common stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with a properly completed and duly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.

Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, that are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly completed and duly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Sale or Other Taxable Disposition of Common Stock

Subject to the discussion below under “—Backup Withholding and Information Reporting,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•

the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•

our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, as long as our common stock continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the common stock, more than 5% of our common stock will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition of our common stock as a result of our status as a USRPHC. If our common stock were not considered to be regularly traded on an established securities market, each non-U.S. holder (regardless of the percentage of stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of our common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock, including regarding potentially applicable income tax treaties that may provide for different rules.

Backup Withholding and Information Reporting

Any dividends paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the

non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends on our common stock and, subject to the proposed U.S. Treasury regulations discussed below, on proceeds from sales or other disposition of shares of our common stock, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. While gross proceeds from a sale or other disposition of our common stock paid after January 1, 2019 would have originally been subject to withholding under FATCA, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Non-U.S. holders are encouraged to consult their tax advisors regarding the effects of FATCA on an investment in our common stock.

THE U.S. FEDERAL TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON AN INVESTOR’S PARTICULAR SITUATION. INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement, dated May 10, 2021, the underwriters named below have severally agreed to purchase, and the Selling Stockholders have agreed to sell to them the numbers of shares of common stock indicated below:

Underwriters	Number of Shares
Goldman Sachs & Co. LLC	3,000,000
J.P. Morgan Securities LLC	3,000,000

Total:	6,000,000

The underwriters are collectively referred to as the “underwriters.” The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in this offering if any are purchased. The underwriting agreement also provides that if any underwriter defaults, this offering may be terminated.

We and the Selling Stockholders have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters propose to offer the shares of common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to their receipt and acceptance and subject to their right to reject any order in whole or in part. In connection with the sale of the shares of common stock offered hereby, the underwriters may be deemed to have received compensation in the form of underwriting discounts. The underwriters may affect such transactions by selling shares of common stock to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of common stock for whom they may act as agent or to whom they may sell as principal.

We estimate that our out-of-pocket expenses for this offering will be approximately $570,000. We have agreed to pay all expenses incurred by us in connection with this offering. Each Selling Stockholder has agreed to pay its pro rata share of all underwriting fees, discounts and selling commissions; marketing costs; fees and expenses of counsel engaged by the Selling Stockholders; and transfer taxes incurred by the Selling Stockholders in connection with this offering.

We have agreed that for a period of 30 days after the date of the underwriting agreement (the “Restricted Period”), we will not, without the prior written consent of the underwriters, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement (other than a registration statement on Form S-8 or a registration statement on Form S-3ASR) under the Exchange Act relating to, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the shares of common stock to be sold hereunder, (B) the filing of any registration statement or prospectus, or any amendment or supplement thereto, for the registration for resale of any shares of common stock held by any party to the Registration Rights Agreement, dated May 4, 2021, by and among, among others, Pioneer and the Selling Stockholders (the

“Registration Rights Agreement”), on the date hereof, or any transferee or distributee thereof that has the right to such registration pursuant to the terms of the Registration Rights Agreement, or held by the escrow agent on the date hereof under that Membership Interest Purchase Agreement by and among Double Eagle III Midco 2 LLC, Pioneer, and Pioneer Natural Resources USA, Inc., dated April 1, 2021, (C) any shares of common stock issued by us upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the prospectus supplement, (D) any shares of common stock, restricted stock, restricted stock units, performance units or other equity-based awards issuable or issued, or options to purchase common stock to be granted or granted, pursuant to an existing employee benefit plan of Pioneer referred to in the prospectus supplement or (E) offers or issuances of shares of common stock directly to a seller of a business or assets as part of the purchase price or private placements in connection with acquisitions thereof by us, provided that any such recipient of such shares of common stock will agree to be bound by these restrictions for the remainder of the Restricted Period. In addition, we are authorized beginning on the 5th business day following the date of the lock-up agreement to waive the restrictions in the lock-up agreements signed by our directors and officers for an aggregate amount of up to 350,000 shares of common stock for all lock-up agreements combined.

Each Selling Stockholder has agreed that for the Restricted Period, it will not, without the prior written consent of the underwriters, (i) offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock whether now owned or hereafter acquired by such Selling Stockholder or with respect to which such Selling Stockholder has or hereafter acquires the power of disposition (collectively, the “Selling Stockholder Lock-Up Securities”) or exercise any right with respect to the registration of any Selling Stockholder Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith under the Securities Act, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Selling Stockholder Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of shares of common stock or other securities, in cash or otherwise. The foregoing restrictions will not apply to (A) the shares of common stock to be sold hereunder, (B) the transfer of shares of common stock as a distribution to limited partners, members, stockholders or trust beneficiaries of a Selling Stockholder or to any investment fund or other entity controlled or managed by such Selling Stockholder, provided that each underwriter receives a signed agreement to be bound by the foregoing terms for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, that receives from such Selling Stockholder, in the aggregate together with its affiliates, greater than 125,000 shares of common stock; or (C) participation in the preparation and filing of any registration statement or prospectus, or any amendment or supplement thereto, for the registration for resale of any shares of common stock beneficially owned by a Selling Stockholder on the date hereof or permitted to be transferred pursuant to the foregoing clause (B); provided, that, with respect to any transferee contemplated by the foregoing clause (B) that received, in the aggregate together with its affiliates, greater than 125,000 shares of common stock, any resales under such registration statement or prospectus do not occur during the period of the lock-up agreement.

Our executive officers and directors have agreed that for the Restricted Period, they will not, without the prior written consent of the underwriters, directly or indirectly, (i) offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any common stock or any securities convertible into or exercisable or exchangeable for common stock whether now owned or hereafter acquired by such individual or with respect to which such individual has or hereafter acquires the power of disposition (the “Lock-Up Securities”) or exercise any right with respect to the registration of any Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith under the Securities Act or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise. The foregoing will not apply to the exercise or settlement of equity-based compensation awards of Pioneer granted under any stock incentive plan or stock purchase plan of Pioneer, including the withholding of shares to satisfy exercise price, tax withholding obligations or both, provided that the net underlying shares issued thereunder shall be subject to the restrictions on transfer to Pioneer set forth in the lock-up agreements. Notwithstanding the foregoing, these executive officers and directors may transfer the Lock-Up Securities without the prior written consent of the underwriters: (i) as a bona fide gift or gifts; (ii) as a bona fide gift or gifts intended as a charitable donation; (iii) under a qualified domestic relations order, will or other testamentary document or by intestacy; (iv) as a distribution to limited partners, members, stockholders or trust beneficiaries of our executive officers and directors or to any investment fund or other entity controlled or managed by the executive officers and directors; (v) from or between any one or more trusts, family limited partnerships, or other estate planning vehicles for the direct or indirect benefit of the executive officers and directors or the immediate family of the executive officers and directors; and (vi) to an entity in which more than fifty percent of the voting interests are owned by the executive officer or director or such executive officer or director’s family members; in the case of (i), (iv), (v) and (vi), provided that each underwriter receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be. Furthermore, our executive officers and directors may sell shares of common stock, or enter into any transaction with respect to such common stock that would otherwise be prohibited by any lock-up agreement, with our prior written consent; provided that the number of shares for which we give such consent, together with shares sold with our consent under a similar clause by any other executive officer or director of the Company who is subject to a similar lock-up agreement, shall not exceed in the aggregate 350,000 shares; provided that any such sales or transactions entered into pursuant to this paragraph shall not occur prior to the 5th business day from the date of the underwriting agreement.

Our shares of common stock are listed on the New York Stock Exchange under the symbol “PXD.” The last reported sale price of our common stock on May 7, 2021 was $167.83 per share.

The underwriters expect to deliver the shares of common stock against payment for the shares of common stock on or about the date specified on the cover page of this prospectus supplement, which will be the third business day following the date of the pricing of the shares of common stock. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of common stock on the date of pricing will be required, by virtue of the fact that the shares of common stock initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement.

We cannot assure you that the public offering price will correspond to the price at which the common stock will trade in the public market subsequent to this offering or that an active trading market for the common stock will develop and continue after this offering.

In connection with this offering, the underwriters may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering.

•

Penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the common stock originally sold by the broker/dealer is purchased in a stabilizing or covering transaction to cover short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

A prospectus supplement in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in this offering and the underwriters participating in this offering may distribute the prospectus supplement electronically. The underwriters may agree to allocate a number of shares for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations.

Other Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and/or their affiliates may have performed and may in the future perform investment banking, commercial banking and advisory services for us and our affiliates from time to time for which they have received customary fees and expenses. In addition, certain affiliates of the underwriters may be lenders, and in some cases agents or managers for the lenders, under our revolving credit facility and our 364-day revolving credit facility. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or affiliates routinely hedge their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares of common stock offered hereby.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or affiliates routinely hedge and may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares of common stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of our common stock. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of

Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FMA” and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”); or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (as amended, the “UK Prospectus Regulation”). Consequently no key information document required by the PRIPPs Regulations for offering or selling the shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement and any other material in relation to the shares is only being distributed to, and is directed only at, persons in the United Kingdom who are “qualified investors”(as defined in the UK Prospectus Regulation) who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons.” The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares in the United Kingdom will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The shares are not being offered to the public in the United Kingdom.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriters have represented and agreed that they have not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and have not circulated or distributed, nor will they circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is (i) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall be transferred within six months after the corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA, (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, Pioneer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of common stock may only be made to persons, which we refer to as the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of common stock must observe such Australian on-sale restrictions.

Notice to Prospective Investors in Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the shares of common stock. The shares of common stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the shares of common stock to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the shares of common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us and for the Selling Stockholders by Vinson & Elkins LLP, Dallas, Texas. Certain legal matters in connection with this offering will be passed upon for the underwriters by Gibson, Dunn & Crutcher LLP, Dallas, Texas.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our 2020 Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus supplement and in the accompanying prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Parsley Energy, Inc. as of and for the year ended December 31, 2020 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Parsley Energy, Inc. and its subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Estimated quantities of our oil and gas reserves and the net present value of such reserves as of December 31, 2020, incorporated by reference in this prospectus supplement are based upon reserve reports prepared by us and audited by Netherland, Sewell & Associates, Inc. The reserve audit conducted by Netherland, Sewell & Associates, Inc. included a detailed review of major properties making up approximately 89% of our estimated proved quantities of reserves as of December 31, 2020. We have incorporated these estimates in reliance on the authority of such firm as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (www.sec.gov) that contains the reports, proxy statements and other information that we file electronically with the SEC. Our reports, proxy statements and other information are also available through our Internet site at www.pxd.com. The information contained in our website is not part of this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “PXD.” Our reports and other information filed with the SEC can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INFORMATION THAT WE INCORPORATE BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information we file later with the SEC will automatically update and supersede this information. Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, we incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the shares of common stock offered hereby have been sold or we have filed with the SEC an amendment to the registration statement relating to this offering which deregisters all securities then remaining unsold:

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 5, 1997, as amended by our Registration Statement on Form 8-A/A filed on August 8, 1997, our Current Report on Form 8-K filed with the SEC on September 16, 2013, Exhibit  4.15 to our Annual Report on Form 10-K for the year ended December 31, 2020, and any other amendments or reports filed with the SEC for the purpose of updating such description;

•	our 2020 Annual Report;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2021; and

•

our Current Reports on Form 8-K filed with the SEC on January 5, 2021, January  12, 2021, January  13, 2021, January  29, 2021, February  9, 2021 (Item 5.02), February  24, 2021, April  2, 2021, May  4, 2021 (Items 1.01, 2.01, 3.02 and 9.01), May  7, 2021 and May 10, 2021.

We will provide, upon written or oral request, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Pioneer Natural Resources Company

777 Hidden Ridge

Irving, Texas 75038

Attention: Investor Relations

Telephone: (972) 444-9001

PROSPECTUS

Pioneer Natural Resources Company

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

We may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide specific terms of the securities to be sold and the methods by which we will sell them in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the methods and terms of the offering. We may sell the securities directly or we may distribute them through underwriters or dealers. In addition, the underwriters may overallot a portion of the securities.

Our common stock is listed on the New York Stock Exchange under the symbol “PXD.”

Investing in these securities involves risks. We recommend that you read carefully the risks we describe in any accompanying prospectus supplement and the risks factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the Registration Statement. For a more complete understanding of the offering of the securities, you should refer to the Registration Statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Information That We Incorporate by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

In this prospectus, references to the terms “we,” “us” or “Pioneer” or other similar terms refer to Pioneer Natural Resources Company and not to our subsidiaries, unless we state otherwise or the context indicates otherwise.

UNCERTAINTY OF FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. The forward-looking statements speak only as of the date made, and we undertake no obligation to update such forward-looking statements. These forward-looking statements may be identified by the use of the words “believe,” “plan,” “expect,” “anticipate,” “forecast,” “intend,” “continue,” “may,” “will,” “could,” “should,” “contemplate,” “would,” “future,” “potential,” “estimate” and similar expressions that contemplate future events. These statements appear in a number of places in this prospectus and in documents we incorporate by reference. All statements other than statements of historical fact included or incorporated in this prospectus, including statements regarding our financial position, business strategy, production and reserve growth and other plans and objectives for our future operations, are forward-looking statements.

Although we believe that such forward-looking statements are based on reasonable assumptions, we give no assurance that our expectations will in fact occur. Important factors could cause actual results to differ materially from those in the forward-looking statements, including factors identified in our periodic and current reports incorporated in this prospectus by reference or as stated in a prospectus supplement to this prospectus under the caption “Risk Factors.” Forward-looking statements are subject to risks and uncertainties and include information concerning general economic and global conditions; possible or assumed future results of operations; estimates of oil and gas production; proved reserves and certain operating and financial results; drilling plans; future cash flows; anticipated capital expenditures; the level of future expenditures for environmental costs; and the strategies, plans and objectives of management.

All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the specific risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as may be amended or supplemented by our quarterly reports on Form 10-Q, which are incorporated herein by reference, and any other risk factors that may be described in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, before making an investment decision. See “Information That We Incorporate by Reference.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The SEC maintains an Internet site (www.sec.gov) that contains the reports, proxy statements and other information that we file electronically with the SEC. Our reports, proxy statements and other information are also available through our Internet site at www.pxd.com. The information contained in our website is not part of this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “PXD.” Our reports and other information filed with the SEC can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INFORMATION THAT WE INCORPORATE BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. Except to the extent that information therein is deemed furnished and not filed pursuant to securities laws and regulations, we incorporate by reference the documents listed below, which we have filed with the SEC under the Securities Exchange Act of 1934:

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 5, 1997, as amended by our Registration Statement on Form 8-A/A filed on August 8, 1997, our Current Report on Form 8-K filed with the SEC on September  16, 2013, Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2019, and any other amendments or reports filed with the SEC for the purpose of updating such description;

•	our Annual Report on Form 10-K for the year ended December 31, 2019;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2020 and June 30, 2020; and

•	our Current Reports on Form 8-K filed with the SEC on March 10, 2020, April 6, 2020, May 8, 2020, May 11, 2020, May 15, 2020, and May 27, 2020.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K and any other information that is deemed furnished and not filed) after the date of this prospectus until the offering of the securities terminates or we have filed with the SEC an amendment to the Registration Statement relating to this offering that deregisters all securities then remaining unsold.

You may request a copy of any of these filings, other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by telephoning or writing us at the following address:

Pioneer Natural Resources Company

777 Hidden Ridge

Irving, Texas 75038

Attention: Investor Relations

Telephone: (972) 444-9001

PIONEER

We are a Delaware corporation whose common stock is listed and traded on the New York Stock Exchange. We are a large independent oil and gas exploration and production company that explores for, develops and produces oil, natural gas liquids and gas within the United States, with operations in the Permian Basin in West Texas.

Our executive offices are located at 777 Hidden Ridge, Irving, Texas 75038, telephone number: (972) 444-9001. We also maintain an office in Midland, Texas, and field offices in our areas of operation.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to reduction or refinancing of debt or other corporate obligations, acquisitions, capital expenditures and working capital.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract, or as part of a stock purchase unit from time to time in the form of one or more series of debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

Our debt securities will be issued under the indenture, dated June 26, 2012, between us and Wells Fargo Bank, National Association, as trustee, as supplemented from time to time (the “indenture”). Under the indenture, our debt securities may be subordinated to our other indebtedness. See “Description of Debt Securities—Subordination of Subordinated Debt Securities” below. We have filed the indenture as an exhibit to the Registration Statement of which this prospectus is a part. You can obtain a copy of the indenture and any indenture supplements by following the directions outlined in “Where You Can Find More Information.” We urge you to read the indenture and any supplement thereto because they, and not this description, define your rights as a debt securities holder.

The indenture does not limit the amount of debt securities that we may issue and permits us to issue securities from time to time in one or more series. The debt securities will be our unsecured obligations, unless otherwise stated in the applicable prospectus supplement. We currently conduct substantially all of our operations through subsidiaries, and the holders of debt securities (whether senior or subordinated debt securities) will be effectively subordinated to the creditors of our subsidiaries. This means that creditors of our subsidiaries will have a claim to the assets of our subsidiaries that is superior to the claim of our creditors, including holders of our debt securities.

The applicable prospectus supplement will describe the following terms of any series of debt securities that we may offer:

•	the title of the debt securities;

•	whether they are senior debt securities or subordinated debt securities;

•	the total amount of the debt securities authorized and the amount outstanding, if any;

•	any limit on the aggregate principal amount of the debt securities offered through that prospectus supplement;

•	the identity of the person to whom we will pay interest if such person is anybody other than the holder;

•	when the principal of the debt securities will mature;

•	the interest rate or the method for determining it, including any procedures to vary or reset the interest rate;

•	when interest will be payable, as well as the record dates for determining to whom we will pay interest;

•	where the principal of, premium, if any, and interest on the debt securities will be paid;

•	whether we have any obligation to redeem, repurchase or repay the debt securities under any mandatory or optional sinking funds or similar arrangements and the terms of those arrangements;

•	when the debt securities may be redeemed if they are redeemable, as well as the redemption prices, and a description of the terms of redemption;

•	whether we have any obligation to redeem or repurchase the debt securities at the holder’s option;

•	the denominations of the debt securities, if other than $1,000 or an integral multiple of $1,000;

•	the amount that we will pay the holder if the maturity of the debt securities is accelerated, if other than their principal amount;

•	the currency in which we will make payments to the holder and, if a foreign currency, the manner of conversion from United States dollars;

•	any index we may use to determine the amount of payment of principal of, premium, if any, and interest on the debt securities;

•	whether the debt securities will be issued in electronic, global or certificated form;

•

if the debt securities will be issued only in the form of a global note, the name of the depositary or its nominee and the circumstances under which the global note may be exchanged in whole or in part for other individual debt securities in definitive registered form;

•	the applicability of the legal defeasance and covenant defeasance provisions in the applicable indenture;

•	any additions or changes to events of default and any additional events of default that would result in acceleration of their maturity;

•

whether the debt securities will be issued as registered securities or bearer securities and, if the debt securities are bearer securities, whether coupons will be attached, whether and to whom any additional interest payments shall be made, and the circumstances, if any, under which the bearer debt securities may be exchanged for registered debt securities;

•	the applicability or inapplicability of any covenants and any additions or changes to the covenants, including those relating to permitted consolidations, mergers or sales of assets or otherwise;

•	if any debt securities do not bear interest, the dates for any required reports to the trustee;

•

the amount that will be deemed to be the principal amount of the debt securities as of a particular date before maturity if the principal amount payable at the stated maturity date will not be able to be determined on that date;

•

whether the debt securities will be convertible into or exchangeable for any other securities and the terms and conditions upon which a conversion or exchange may occur, including the initial conversion or exchange price or rate, the conversion or exchange period and any additional provisions;

•	the terms of any repurchase or remarketing rights of third parties; and

•	any other material terms of the debt securities.

Generally, we will pay the principal of, premium, if any, and interest on our registered debt securities either at an office or agency that we maintain for that purpose or, if we elect, we may pay interest by mailing a check to the holder’s address as it appears on our register (or, at the election of the holder, by wire transfer to an account designated by the holder). Except as may be provided otherwise in the applicable prospectus supplement, no payment on a bearer security will be made by mail to an address in the United States or by wire transfer to an account in the United States. Except as may be provided otherwise in the applicable prospectus supplement, we will issue our debt securities only in fully registered form without coupons, generally in denominations of $1,000 or integral multiples of $1,000. We will not apply a service charge for a transfer or exchange of our debt securities, but we may require that the holder pay the amount of any applicable tax or other governmental charge.

Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to any series of debt securities, including original issue discount debt, will be described in the prospectus supplement in which we offer those debt securities.

We will have the ability under the indenture to reopen a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.

We will comply with Section 14(e) under the Securities Exchange Act of 1934 and any other tender offer rules under the Securities Exchange Act of 1934 that may then apply to any obligation we may have to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Subordination of Subordinated Debt Securities

Debt securities of a series may be subordinated to senior indebtedness to the extent set forth in the prospectus supplement relating to the subordinated debt securities. The definition of “senior indebtedness” (1) will include, among other things, our indebtedness, whether outstanding on the original issue date of the debt securities or incurred after such date, unless the instrument that creates or evidences such indebtedness provides that such obligations are subordinate in right of payment to the debt securities, and (2) will be specifically set forth in the prospectus supplement relating to the subordinated debt securities.

Subordinated debt securities of a particular series and any coupons relating to those debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the indenture and the prospectus supplement relating to those subordinated debt securities, to the prior payment of all of our indebtedness that is designated as senior indebtedness with respect to that series.

Upon any payment or distribution of our assets to creditors or upon a total or partial liquidation or dissolution of us or in a bankruptcy, receivership or similar proceeding relating to us or our property, holders of senior indebtedness will be entitled to receive payment in full in cash of the senior indebtedness before holders of subordinated debt securities will be entitled to receive any payment of principal, premium, if any, or interest with respect to the subordinated debt securities and, until the senior indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of senior indebtedness (except that holders of subordinated debt securities may receive shares of stock and any debt securities that are subordinated to senior indebtedness to at least the same extent as the subordinated debt securities), all as described in the applicable prospectus supplement.

Unless otherwise provided in an applicable prospectus supplement, we may not (1) make any payments of principal, premium, if any, or interest with respect to subordinated debt securities, (2) make any deposit for the purpose of defeasance of the subordinated debt securities, or (3) repurchase, redeem or otherwise retire (except, in the case of subordinated debt securities that provide for a mandatory sinking fund, by our delivery of subordinated debt securities to the trustee in satisfaction of our sinking fund obligation) any subordinated debt securities if:

•	any principal, premium or interest with respect to senior indebtedness is not paid within any applicable grace period (including at maturity); or

•	any other default on senior indebtedness occurs and the maturity of that senior indebtedness is accelerated in accordance with its terms,

unless, in either case, the default has been cured or waived and the acceleration has been rescinded, the senior indebtedness has been paid in full in cash, or Pioneer and the trustee receive written notice approving the payment from the representatives of each issue of specified senior indebtedness as described in the applicable prospectus supplement.

Unless otherwise provided in an applicable prospectus supplement, during the continuance of any default (other than a default described in the preceding paragraph) with respect to any senior indebtedness pursuant to which the maturity of that senior indebtedness may be accelerated immediately without further notice (except such notice as may be required to effect the acceleration) or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for such periods after notice of the default from the representative of specified senior indebtedness as shall be specified in the applicable prospectus supplement.

By reason of this subordination, in the event of insolvency, our creditors who are holders of senior indebtedness or holders of any indebtedness or preferred stock of our subsidiaries, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

Events of Default

Except as may be provided otherwise in a prospectus supplement, any of the following events will constitute an event of default for a series of debt securities under the indenture:

•	failure to pay interest on our debt securities of that series, or any payment with respect to the related coupons, if any, for 30 days past the applicable due date;

•	failure to pay principal of, or premium, if any, on our debt securities of that series when due, whether at maturity, upon redemption, by declaration, upon required repurchase or otherwise;

•	failure to make any sinking fund payment on debt securities of that series when due;

•

failure to perform any covenant or agreement in the indenture, including failure to comply with the provisions of the indenture relating to consolidations, mergers and sales of assets, but other than a covenant included in the indenture solely for the benefit of a different series of our debt securities, which failure to comply continues for 90 days after written notice from the trustee or holders of 25% of the outstanding principal amount of the debt securities of that series as provided in the applicable indenture;

•

acceleration of more than $50,000,000 of our indebtedness under the terms of the applicable debt instrument if the acceleration is not rescinded or the indebtedness is not paid within ten days after written notice from the trustee or holders of 25% of the outstanding principal amount of the debt securities of that series as provided in the indenture;

•	specified events relating to our bankruptcy, insolvency or reorganization or any of our significant subsidiaries; and

•	any other event of default provided with respect to debt securities of that series.

An event of default with respect to one series of debt securities is not necessarily an event of default for another series. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, or interest) if it considers such withholding of notice to be in the interests of the holders.

If an event of default described in the sixth bullet point above occurs, the entire principal of, premium, if any, and accrued interest on, all debt securities then outstanding will be due and payable immediately, without any declaration or other act on the part of the trustee or any holders. If any other event of default for any series of debt securities occurs and continues for the requisite amount of time, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of, and accrued interest on, all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority in aggregate principal amount of the debt securities of that series can rescind the declaration. Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnification, the holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee, for that series of debt securities.

Before the acceleration of the maturity of the debt securities of any series, the holders of a majority in aggregate principal amount of the debt securities of that series may, on behalf of the holders of all debt securities and any related coupons of that series, waive any past default or event of default and its consequences for that series, except (1) a default in the payment of the principal, premium or interest with respect to those debt securities or (2) a default with respect to a provision of the indenture that cannot be amended without the consent of each holder affected by the amendment. In case of a waiver of a default, that default shall cease to exist, any event of default arising from that default shall be deemed to have been cured for all purposes, and Pioneer, the trustee and the holders of the senior debt securities of that series will be restored to their former positions and rights under the indenture.

A default in the payment of any of our debt securities, or a default with respect to our debt securities that causes them to be accelerated, may give rise to a cross-default under our bank credit facility or other indebtedness.

Satisfaction and Discharge of the Indenture

The indenture will generally cease to be of any further effect with respect to a series of debt securities if:

•	we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions); or

•

all debt securities and coupons of that series not previously delivered to the trustee for cancellation have become due and payable, whether by redemption, at stated maturity or otherwise, and we have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all of those debt securities and coupons;

and if, in either case, we also pay or cause to be paid all other sums payable under the indenture by us.

Legal Defeasance and Covenant Defeasance

Any series of our debt securities may be subject to the defeasance and discharge provisions of the indenture if so specified in the applicable prospectus supplement. If those provisions are applicable, we may elect either:

•	legal defeasance — which will permit us to defease and be discharged from, subject to limitations, all of our obligations with respect to those debt securities; or

•

covenant defeasance — which will permit us to be released from our obligations to comply with covenants relating to those debt securities as described in the applicable prospectus supplement, which may include obligations concerning subordination of our subordinated debt securities.

If we exercise our legal defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default related to the specified covenants.

Unless otherwise provided in the applicable prospectus supplement, we may invoke legal defeasance or covenant defeasance with respect to any series of our debt securities only if:

•

We irrevocably deposit with the trustee, in trust, an amount in funds or U.S. government obligations that, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those debt securities;

•

We deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. government obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, if any, and interest when due with respect to all the debt securities of that series to maturity or redemption, as the case may be;

•	91 days pass after the deposit is made and, during the 91-day period, no default relating to our bankruptcy, insolvency or reorganization occurs that is continuing at the end of that period;

•	no event of default has occurred and is continuing on the date of the deposit and after giving effect to the deposit;

•	the deposit is not a default under any other material agreement binding on us and, in the case of subordinated debt securities, is not prohibited by the subordination provisions of the indenture;

•

We deliver to the trustee an opinion of counsel to the effect that the trust resulting from the deposit is not, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

•	We deliver to the trustee an opinion of counsel addressing certain U.S. federal income tax matters relating to the defeasance; and

•

We deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance of the debt securities of that series as contemplated by the applicable indenture have been complied with.

Modification and Waiver

We may enter into supplemental indentures for the purpose of modifying or amending the indenture with the consent of holders of at least a majority in aggregate principal amount of each series of our outstanding debt securities affected. However, unless otherwise provided in the applicable prospectus supplement, the consent of all of the holders of our debt securities that are affected by any modification or amendment is required to do any of the following:

•	for debt securities of any series, reduce the required percentage in principal amount of that series that must consent to an amendment or waiver;

•	reduce the rate of, or extend the time for, payment of interest on any debt security or coupon or reduce the amount of any interest payment to be made with respect to any debt security or coupon;

•	reduce the principal of, or extend the stated maturity of principal of, any debt security;

•	reduce any premium payable upon the redemption of any debt security or change the time at which any debt security may or shall be redeemed;

•	make any debt security payable in a currency other than that stated in that debt security;

•	modify the subordination provisions of any subordinated debt security in a manner adverse to holders;

•	release any security that may have been granted with respect to any debt security;

•	impair the right of any holder to receive payment of principal of, premium, if any, or interest on any debt security on and after the due date therefor;

•	make any change in the provisions of the indenture relating to waivers of defaults or amendments that require unanimous consent;

•	change any obligations provided for in the indenture to pay any additional interest with respect to bearer securities; and

•	limit our obligations to maintain a paying agency outside the United States for payment on bearer securities or limit our obligation to redeem certain bearer securities.

In addition, with respect to the indenture, Pioneer and the trustee may enter into supplemental indentures without the consent of the holders of debt securities for one or more of the following purposes (in addition to any other purposes specified in an applicable prospectus supplement):

•

to evidence that another person has become our successor under the provisions of the indenture relating to consolidations, mergers and sales of assets and that the successor assumes our covenants, agreements and obligations in the indenture and in the debt securities;

•

to surrender any of our rights or powers under the indenture, to limit the applicability of, or consequences of breach of, any covenant under the indenture, to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities issued under the indenture, and to make a default in any of these additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture;

•

to cure any ambiguity or omission or to make corrections or supplements to the indenture, any supplemental indenture or any debt securities issued under the indenture, or to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•	to modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939 as then in effect;

•

to add to or change any of the provisions of the indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to registered securities or of principal, premium or interest with respect to bearer securities, or to permit registered securities to be exchanged for bearer securities, so long as none of these actions adversely affects the interests of the holders of debt securities or any coupons of any series in any material respect or permits the issuance of debt securities of any series in uncertificated form;

•	to comply with the provisions of the indenture relating to consolidations, mergers and sales of assets;

•

to modify the subordination provisions of any subordinated debt securities in a manner that would limit or terminate the benefits available to any holder of senior indebtedness (or its representative) under such subordination provisions;

•	to add guarantees with respect to any or all of the debt securities or to secure any or all of the debt securities;

•	to make any change that does not adversely affect the rights of any holder of a series of debt securities under the indenture;

•

to add to, change or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as the addition, change or elimination not otherwise permitted under the indenture will (1) neither apply to any debt security of any series created before the execution of the supplemental indenture and entitled to the benefit of that provision nor modify the rights of the holders of that debt security with respect to that provision or (2) become effective only when there is none of that debt security outstanding;

•

to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the indenture by more than one trustee;

•	to establish the form or terms of debt securities and coupons, if any, of any series; and

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities, subject to certain limitations.

Consolidation, Merger and Sale of Assets

Unless otherwise provided in the applicable prospectus supplement, the indenture prohibits us from consolidating with or merging into another business entity, or transferring or leasing substantially all of our assets, unless:

•

we are the continuing entity in the case of a merger; or the surviving or acquiring entity, if other than us, is organized and validly existing under the laws of the United States of America, any state thereof, or the District of Columbia and it expressly assumes our obligations with respect to our debt securities by executing a supplemental indenture;

•	immediately after giving effect to the transaction, no default or event of default would occur or be continuing;

•

the successor company waives any right to redeem any bearer security under circumstances in which the successor company would be entitled to redeem the bearer security but we would have not been entitled to redeem that bearer security if the consolidation, merger or sale had not occurred; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger or sale complies with the indenture.

The surviving or acquiring company will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture, and we will be relieved from any further obligations under the indenture.

No Protection in the Event of a Change of Control

Unless otherwise set forth in the prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control of us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control of us.

Conversion or Exchange Rights

If debt securities of any series are convertible or exchangeable, the applicable prospectus supplement will specify:

•	the type of securities into which they may be converted or exchanged;

•	the conversion price or exchange ratio, or its method of calculation;

•	whether conversion or exchange is mandatory or at the holder’s election;

•	how and when the conversion price or exchange ratio may be adjusted; and

•	any other important terms concerning the conversion or exchange rights.

Global Securities

Our debt securities may be issued in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement. If so, each global security will be issued in the denomination of the aggregate principal amount of securities that it represents. Unless and until it is exchanged in whole or in part for debt securities that are in definitive registered form, a global security may not be transferred or exchanged except as a whole to the depositary, another nominee of the depositary or a successor of the depositary or its nominee. The applicable prospectus supplement will describe this concept more fully.

The specific material terms of the depositary arrangement with respect to any portion of a series of our debt securities that will be represented by a global security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to our depositary arrangements.

Upon the issuance of any global security, and its deposit with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of our debt securities represented by the global security to the accounts of participating institutions that have accounts with the depositary or its nominee. The underwriters or agents engaging in the distribution of our debt securities or us, if we are offering and selling our debt securities directly, will designate the accounts to be credited. Ownership of beneficial interests in a global security will be limited to participating institutions or their clients. The depositary or its nominee will keep records of the ownership and transfer of beneficial interests in a global security by participating institutions. Participating institutions will keep records of the ownership and transfer of beneficial interests by their clients. The laws of some jurisdictions may require that purchasers of our securities receive physical certificates, which may impair a holder’s ability to transfer its beneficial interests in global securities.

While the depositary or its nominee is the registered owner of a global security, the depositary or its nominee will be considered the sole owner of all of our debt securities represented by the global security for all purposes under the indenture. Generally, if a holder owns beneficial interests in a global security, that holder will not be entitled to have our debt securities registered in that holder’s own name, and that holder will not be entitled to receive a certificate representing that holder’s ownership. Accordingly, if a holder owns a beneficial interest in a global security, the holder must rely on the depositary and, if applicable, the participating institution of which that holder is a client to exercise the rights of that holder under the applicable indenture.

The depositary may grant proxies and otherwise authorize participating institutions to take any action that a holder is entitled to take under the indenture. We understand that, according to existing industry practices, if we request any action of holders, or any owner of a beneficial interest in a global security wishes to give any notice or take any action, the depositary would authorize the participating institutions to give the notice or take the action, and the participating institutions would in turn authorize their clients to give the notice or take the action.

Generally, we will make payments on our debt securities represented by a global security directly to the depositary or its nominee. It is our understanding that the depositary will then credit the accounts of participating institutions, which will then distribute funds to their clients. We also expect that payments by participating institutions to their clients will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of clients registered in “street names,” and will be the responsibility of the participating institutions. Neither we nor the trustee, nor their respective agents, will have any responsibility, or bear any liability, for any aspects of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing records relating to beneficial interests.

Generally, a global security may be exchanged for certificated debt securities only in the following instances:

•

the depositary notifies us that it is unwilling or unable to continue as depositary, or it ceases to be a registered clearing agency, if required to be registered by law, and a successor is not appointed within 90 days; or

•

we determine in our sole discretion that we will no longer have debt securities represented by global securities or that it will permit global securities to be exchanged for certificated debt securities.

Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company, which we refer to as “DTC,” will act as depositary for securities issued in the form of global securities. Except as set forth below, the global securities may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the global securities directly through DTC if they have an account with DTC or indirectly through organizations that have accounts with DTC.

The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by it from time to time. We do not take any responsibility for these operations or procedures, and investors are urged to contact DTC or its participants directly to discuss these matters.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants, which eliminates the need for physical transfer and delivery of certificates. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations and some other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a participant in DTC, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants in DTC.

We expect that pursuant to procedures established by DTC:

•	upon deposit of each global security, DTC will credit the accounts of participants in DTC designated by the underwriters with an interest in the global security; and

•

ownership of the securities will be shown on, and the transfer of ownership of the securities will be effected only through, records maintained by DTC, with respect to the interests of participants in DTC, and the records of participants and indirect participants, with respect to the interests of persons other than participants in DTC.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in definitive form. Accordingly, the ability to transfer interests in the securities represented by a global security to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in securities represented by a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of the interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have securities represented by the global security registered in their names;

•	will not receive or be entitled to receive physical delivery of certificated securities; and

•

will not be considered the owners or holders of the securities under the indenture for any purpose, including with respect to the giving of any direction, instruction, or approval to the trustee under the indenture.

Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if the holder is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the holder owns its interest, to exercise any rights of a holder of securities under the indenture or the global security. We understand that under existing industry practice, if we request any action of holders of securities, or if a holder that is an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of the global security, is entitled to take, then DTC would authorize its participants to take the action and the participants would authorize holders owning through participants to take the action or would otherwise act upon the instruction of such holders. Neither the trustee nor Pioneer will have any responsibility or liability for any aspect of the records relating to or payments made on account of securities by DTC, or for maintaining, supervising, or reviewing any records of DTC relating to the securities.

Payments with respect to the principal of, and premium, if any, and interest on, any securities represented by a global security registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global security representing those securities under the indenture. Under the terms of the indenture, Pioneer and the trustee may treat the persons in whose names the securities, including the global securities, are registered as the owners of the securities for the purpose of receiving payment on the securities and for any and all other purposes whatsoever. Accordingly, neither Pioneer nor the trustee has or will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global security, including principal, premium, if any, and interest. Payments by the participants and the indirect participants in DTC to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds.

Although DTC has agreed to the above procedures to facilitate transfers of interests in the global securities among participants in DTC, DTC is under no obligation to perform or to continue to perform the procedures, and the procedures may be discontinued at any time.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for its accuracy. Neither the trustee nor Pioneer will have any responsibility for the performance by DTC or its participants of their obligations as described in this prospectus or under the rules and procedures governing their operations.

Debt securities may be issued as registered securities (which will be registered as to principal and interest in the register maintained by the registrar for those senior debt securities) or bearer securities (which will be transferable only by delivery). If debt securities are issuable as bearer securities, certain special limitations and considerations will apply, as set forth in the applicable prospectus supplement.

Reports

We will deliver to the trustee (unless such reports have been made available on the SEC’s Electronic Data Gathering, Analysis and Retrieval system), within 30 calendar days after we have filed with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that we are required to file with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934. We will also comply with the provisions of Section 314(a) of the Trust Indenture Act of 1939.

Pioneer’s Trustee

We have designated Wells Fargo Bank, National Association, to serve as trustee under the indenture. Wells Fargo Bank, National Association, is also the trustee for certain of our other series of existing debt securities. We may engage additional or substitute trustees with respect to any particular series of debt securities. We may maintain banking and other commercial relationships with any trustee, including Wells Fargo, National Association and its affiliates, in the ordinary course of business. A trustee may own our debt securities.

Governing Law

The indenture and the debt securities are governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

General

We are incorporated in the State of Delaware. The rights of our capital stock are generally covered by Delaware law and our certificate of incorporation and bylaws (each as amended and restated and in effect on the date hereof). The terms of our capital stock are therefore subject to Delaware law, including the Delaware General Corporation Law (the “DGCL”), and the common and constitutional law of Delaware.

The following sections describe the general terms of our capital stock, including preferred stock that may be issued without the vote of our common stock. This is a summary and does not purport to be complete. References to our certificate of incorporation and bylaws mean our certificate of incorporation and bylaws as each has been amended and restated from time to time. our certificate of incorporation and bylaws (each as amended and restated and in effect on the date hereof) are incorporated by reference or filed as exhibits hereto, and amendments or restatements of each will be filed with the SEC in future periodic or current reports in accordance with SEC rules.

Authorized Capital Stock

Our authorized capital stock consists of 600,000,000 shares of stock, including:

•	500,000,000 shares of common stock, $0.01 par value per share; and

•	100,000,000 shares of preferred stock, $0.01 par value per share, including 500,000 shares that are designated (but not issued) as Series A Junior Participating Preferred Stock.

Common Stock

This section describes the general terms of our common stock. For more detailed information about the rights of our common stock, you should refer to our certificate of incorporation and bylaws and the applicable provisions of Delaware law, including the DGCL.

Holders of our common stock are entitled to one vote per share with respect to each matter submitted to a vote of our stockholders, subject to voting rights that may be established for shares of our preferred stock, if any. Except as may be provided in connection with our preferred stock or as otherwise may be required by law or our certificate of incorporation, our common stock is the only capital stock entitled to vote in the election of directors. Our common stock does not have cumulative voting rights.

Subject to the rights of holders of our preferred stock, if any, holders of our common stock are entitled to receive dividends lawfully declared by our board of directors (the “Pioneer Board”). If we liquidate, dissolve or wind up our business, whether voluntarily or involuntarily, holders of our common stock will be entitled to receive any assets available for distribution to our stockholders after we have paid or set apart for payment the amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of such series of preferred stock.

The outstanding shares of our common stock are fully paid and nonassessable. Our common stock does not have any preemptive, subscription or conversion rights. We may issue additional shares of our authorized common stock as authorized by the Pioneer Board from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Preferred Stock

This section describes the general terms and provisions of our preferred stock. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. If we designate or issue a new series of preferred stock, we will file a copy of the certificate of designations that contains the terms of that series with the SEC. Each certificate of designations will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designations as well as our certificate of incorporation before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

The Pioneer Board has been authorized to provide for the issuance of shares of our preferred stock in multiple series without the approval of common stockholders. With respect to each series of our preferred stock, the Pioneer Board has the authority to fix the terms of such series, including, without limitation, the following:

•	the designation of the series;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable to a holder of such shares for each share owned if we dissolve or liquidate;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	voting rights applicable to the series of preferred stock; and

•	any other rights, preferences or limitations of such series.

A preferred stockholder’s rights with respect to such holder’s shares of preferred stock will be subordinate to the rights of our general creditors. Shares of our preferred stock that we issue will be fully paid and nonassessable and will not be entitled to preemptive rights unless specified in the applicable certificate of designations and prospectus supplement.

Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although the Pioneer Board is required to make any determination to issue any preferred stock based on its judgment as to the best interests of us and our common stockholders, the Pioneer Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of such stock. The Pioneer Board does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Limitation on Directors’ Liability

Our certificate of incorporation provides, as authorized by Section 102(b)(7) of the DGCL, that a director of Pioneer will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omission not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

The inclusion of this provision in our certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Section 203 of the Delaware General Corporation Law

Section 203 of the DGCL prohibits a defined set of transactions between a Delaware corporation, such as Pioneer, and an “interested stockholder.” An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term “business combination” is broadly defined to include a broad array of transactions, including mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation or all of the outstanding stock of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.

This prohibition is effective unless:

•

the business combination or the transaction that resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder;

•

the interested stockholder acquired at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by qualified employee stock plans, in the transaction in which it becomes an interested stockholder; or

•

the business combination is approved by a majority of the corporation’s board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Certain Certificate of Incorporation and Bylaws Provisions

Advance Notice for Stockholder Proposals and Director Nominations

Our certificate of incorporation and bylaws contain provisions requiring that advance notice be delivered to us of any business to be brought by a stockholder before an annual meeting of stockholders and providing for certain procedures to be followed by stockholders in nominating persons for election to the Pioneer Board. Generally, the advance notice provisions provide that the stockholder must give written notice to our Secretary not less than 60 days before the scheduled date of the annual meeting of our stockholders or, if later, ten days after the first public notice of the annual meeting is sent to our stockholders. The notice must set forth specific information regarding such stockholder and such business or director nominee, as described in our certificate of incorporation and bylaws. This requirement is in addition to those set forth in the regulations adopted by the SEC under the Securities Exchange Act of 1934.

Proxy Access

Our bylaws permit a stockholder, or a group of up to 20 stockholders (with funds having specified relationships constituting a single stockholder), owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director candidates constituting up to 20% of the board of directors (rounded down to the nearest whole number) or two directors, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the bylaws and subject to the other terms and conditions set forth in the bylaws.

Election of Directors; Majority Voting in Uncontested Elections

Our certificate of incorporation and bylaws provide that, subject to any rights of holders of preferred stock to elect one or more directors, the number of directors shall not be fewer than three or more than 21.

Our certificate of incorporation provides that all directors are to be elected annually. Our bylaws provide for the election of directors by the majority of votes cast by stockholders in uncontested elections and by plurality vote in contested elections. As a condition to being nominated, each nominee for director is required to submit an irrevocable letter of resignation that becomes effective if the nominee does not receive a majority of the votes cast in an uncontested election and the Pioneer Board decides to accept the resignation. If a nominee who is currently serving as a director does not receive a majority of the votes cast for his or her election in an uncontested election, the Pioneer Board will act on the tendered resignation within 90 days after the date of the certification of the election results. If the resignation is not accepted, the Pioneer Board will publicly disclose its decision and its primary rationale, and the director will continue to serve as a director until his or her successor is elected and qualified or until his or her earlier resignation or removal. If the Pioneer Board accepts the resignation, the Pioneer Board may fill the vacancy in accordance with our bylaws or may decrease the size of the Pioneer Board.

Our certificate of incorporation and bylaws provide that vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority vote of the remaining directors then in office, though less than a quorum, or by the sole remaining director.

No Stockholder Action by Written Consent

Our certificate of incorporation provides that stockholders may not act by written consent in lieu of a meeting.

Special Meetings of Stockholders

Special meetings of the stockholders may be called by the Pioneer Board, but may not be called by our stockholders.

Fair Price Provision

Our certificate of incorporation also contains a “fair price” provision that applies to certain business combination transactions involving any person or group that beneficially owns at least 10% of the aggregate voting power of our outstanding capital stock, referred to as a “related person.” The “fair price” provision requires the affirmative vote of the holders of:

•	at least 80% of the voting power of our outstanding capital stock entitled to vote generally in the election of directors, and

•	at least 66 2/3% of the voting power of our outstanding capital stock entitled to vote generally in the election of directors that is not beneficially owned by the related person to approve certain transactions between the related person and us or our subsidiaries, including any merger, consolidation or share exchange, any sale, lease, exchange, pledge or other disposition of our assets or our subsidiaries having a fair market value of at least $10 million, any transfer or issuance of our securities or our subsidiaries’ securities, any adoption of a plan or proposal by us of our voluntary liquidation or dissolution, certain reclassifications of our securities or recapitalizations or certain other transactions, in each case involving the related person.

This voting requirement will not apply to certain transactions, including:

•	any transaction in which the consideration to be received by the holders of each class or series of capital stock is:

○

the same in form and amount as that paid in a tender offer in which the related person acquired at least 50% of the outstanding shares of such class or series and which was consummated not more than one year earlier; or

○	not less in amount than the highest per share price paid by the related person for shares of such class or series; and

•	any transaction approved by our continuing directors.

This provision could have the effect of delaying or preventing change in control in a transaction or series of transactions that do not satisfy the “fair price” criteria.

Exclusive Forum for Adjudication of Disputes

Our bylaws provide that unless we consent in writing to the selection of an alternative forum, the Delaware Court of Chancery (or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of us, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or agent or stockholder of Pioneer to Pioneer or its stockholders, (c) any action against us arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Delaware Court of Chancery, or (d) any action against us or any director, officer, other employee or agent of Pioneer asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or our bylaws, in each case subject to such Court of Chancery (or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) having personal jurisdiction over the indispensable parties named as defendants therein.

Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Although our bylaws contain the choice of forum provision described above, it is possible that a court could rule that the provision is inapplicable for a particular claim or action or that the provision is unenforceable.

Amendments

In addition to any other vote required by law, the provisions of our certificate of incorporation relating to the limitation of actions taken by written consent and the “fair price” provision may be amended only by the affirmative vote of the holders of at least 80% of the aggregate voting power of our outstanding capital stock entitled to vote generally in the election of directors.

Our bylaws may be amended by the Pioneer Board or by the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of our outstanding capital stock entitled to vote in the election of directors.

Potential Anti-Takeover Effect

Certain of the foregoing provisions of our certificate of incorporation and bylaws, together with the provisions of Section 203 of the DGCL, could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to our stockholders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case notwithstanding that a majority of our stockholders might benefit from such a change in control or offer.

Transfer Agent and Registrar

Continental Stock Transfer & Trust Company serves as the registrar and transfer agent for our common stock.

Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange. The trading symbol for our common stock is “PXD.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank depositary. The phrase “bank depositary” means a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of depositary shares.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be payable by such holders.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary shares all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

Neither the bank depositary nor Pioneer will be liable if Pioneer is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the depositary agreement. The obligations of the bank depositary and Pioneer under the depositary agreement will be limited to performance in good faith of their respective duties under the depositary agreement, and Pioneer will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Pioneer may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF WARRANTS

General Description of Warrants

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or the debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to purchase common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that maybe purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a warrant holder exercises such holder’s warrants to purchase our debt securities, preferred stock or common stock, the holder will not have any rights as a holder of our debt securities, preferred stock or common stock, as the case may be, by virtue of the holder’s ownership of warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us and contracts obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants, U.S. treasury securities or other securities securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to in this prospectus as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including our affiliates and stockholders, in a rights offering or otherwise, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Except as set forth in the applicable prospectus supplement, Vinson & Elkins LLP, Dallas, Texas, will pass upon the validity of our debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Estimated quantities of our oil and gas reserves and the net present value of such reserves as of December 31, 2019, incorporated by reference in this prospectus are based upon reserve reports prepared by us and audited by Netherland, Sewell & Associates, Inc. with respect to our major properties. The reserve audit conducted by Netherland, Sewell & Associates, Inc. in the aggregate represented 83% of our estimated proved quantities of reserves as of December 31, 2019. We have incorporated these estimates in reliance on the authority of such firm as experts in such matters.